Exhibit 99.1
Contact: Valerie Collado
Phone: (484) 885-9338
Fax: (484) 881-7402
Email: valerie_collado@vwr.com
VWR to Hold First Quarter 2014 Financial Results Conference Call
RADNOR, PA, May 12, 2014 — VWR Funding, Inc., the parent company of VWR International, LLC, a global solutions provider of laboratory supplies, equipment and services, will hold a conference call on Thursday, May 15, 2014, to discuss its first quarter 2014 financial results.

Who:	Manuel Brocke-Benz, President and CEO Gregory L. Cowan, Senior Vice President and CFO
When:	Thursday, May 15, 2014 9:00 AM Eastern Time (ET)
How:
Interested parties may participate by dialing (760) 298-5093 or toll free at (877) 845-1003. A replay of the call will be available from 12:00 PM ET on Thursday, May 15, 2014 through Thursday, May 29, 2014 at 11:59 PM ET, by dialing (404) 537-3406 or toll free at (855) 859-2056, conference ID number for both replay numbers will be 35144818.

Information:	VWR Funding’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, will be filed on or before Thursday, May 15, 2014, with the Securities and Exchange Commission.
About VWR International, LLC
VWR International, LLC, headquartered in Radnor, Pennsylvania, is a global solutions provider of laboratory supplies, equipment and services with worldwide sales in excess of $4.1 billion in 2013. VWR enables the advancement of the world's most critical research by providing product and service solutions to laboratories and production facilities in the pharmaceutical, biotech, industrial, educational, governmental and healthcare industries. With over 160 years of industry experience, VWR offers a well-established network that reaches thousands of specialized labs and facilities spanning the globe. VWR has over 8,000 associates around the world working to streamline the way scientists, researchers, medical professionals and engineers across the Americas, Europe and Asia Pacific stock and maintain their facilities. In addition, VWR further supports its customers by providing onsite services, storeroom management, product procurement, supply chain systems integration and technical services.
For more information on VWR, visit www.vwr.com.